Exhibit 4.3

EXECUTION VERSION

SECOND AMENDMENT TO INDENTURE

This SECOND AMENDMENT TO INDENTURE (this "Amendment"), is entered into as of May 10, 2019, by and between Full House Resorts, Inc., a Delaware corporation (the "Company"), the Guarantors (as defined herein), and Wilmington Trust, National Association, as trustee (the "Trustee") and as Collateral Agent.

RECITALS

Company and Trustee are parties to that certain Indenture, dated as of February 2, 2018, as amended by a First Amendment dated as of June 20, 2018, and as supplemented by a Supplemental Indenture dated as of July 13, 2018 (as such document may be further amended, restated, supplemented or otherwise modified from time to time, the "Indenture").

Company desires to issue an additional $10,000,000 in aggregate principal amount of Notes, pursuant to Section 2.13 of the Indenture to the Purchasers (as defined herein), as further described in the Notes Purchase Agreement, dated as of the date of hereof (the "Notes Purchase Agreement"), by and among the Company, the Guarantors (as defined therein), Sagard Credit Partners, LP ("Sagard"), and certain entities named in the Confidential Letter (as defined therein) for which Pacific Investment Management Company LLC is an investment manager or advisor (collectively, together with Sagard, the "Purchasers").

Company, with the consent of the Required Noteholders, desires to amend certain provisions in the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Indenture, as amended hereby.

2.	Amendments. Company and Trustee hereby amend the Indenture as set forth below:

(a)	Subsection 3.10(a) of the Indenture is amended to read in its entirety as follows:

"(a) Subject to Section 3.10(f), the Company will, after giving a Redemption Notice, redeem on each Interest Payment Date prior to the Maturity Date, from March 31, 2018 to March 31, 2019, $250,000, and from June 30, 2019 and thereafter, $275,000, aggregate principal amount of Notes (which amount in each case shall not be reduced as a result of the application of redemptions in accordance with clauses (b), (c), (d), and (e) below and Section 3.07) at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to the redemption date (the "Mandatory Amortization")."

(b)	Subsection 4.10(g) of the Indenture is amended to read in its entirety as follows:

"(g) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred either (i) in the ordinary course of business or (ii) in connection with the Cripple Creek Expansion Project;"

(c)	Section 4.41 of the Indenture is amended to read in its entirety as follows:

"Section 4.41 Total Leverage Ratio.

The Company shall not permit the Total Leverage Ratio as of the last day of each fiscal quarter of the Company set forth below to be greater than the ratio set forth below opposite such fiscal quarter:

Four Fiscal Quarters Ending	Maximum Total Leverage Ratio
December 31, 2018	5.25 to 1.00
March 31, 2019	6.00 to 1.00
June 30, 2019	6.00 to 1.00
September 30, 2019	6.00 to 1.00
December 31, 2019	6.00 to 1.00
March 31, 2020	6.00 to 1.00
June 30, 2020	5.75 to 1.00
September 30, 2020	5.75 to 1.00
December 31, 2020	5.50 to 1.00
March 31, 2021	5.50 to 1.00
June 30, 2021	5.25 to 1.00
September 30, 2021	5.25 to 1.00
December 31, 2021	5.00 to 1.00
March 31, 2022	4.75 to 1.00
June 30, 2022	4.75 to 1.00
September 30, 2022	4.75 to 1.00
December 31, 2022	4.75 to 1.00
March 31, 2023 and the last day of each fiscal quarter thereafter	4.50 to 1.00

3.	Ratification. Except as specifically amended hereby, the Indenture and the Collateral Documents shall remain in full force and effect and are hereby ratified and confirmed.

4.	Conditions Precedent. This Amendment shall be effective upon the execution and delivery of this Amendment by all parties, together with all of the following:

(a)
The Notes Purchase Agreement shall be duly executed and delivered by each party thereto, and all conditions precedent to effectiveness of the Notes Purchase Agreement shall have been completed or waived.

(b)	The Required Noteholders shall have directed Cede & Co. to execute a Consent of Noteholder consenting to this Amendment, and Cede & Co. shall have executed such consents on behalf of the Holders.

(c)
With respect to each beneficial owner on whose behalf Cede & Co. has executed a Consent of Noteholder consenting to this Amendment, the Company shall have paid directly to such beneficial owner a consent fee in an amount equal to 0.2% of the face amount of Notes held by such Holder.

The Trustee shall be entitled to conclusively rely upon the Officers' Certificate of the Company that all conditions precedent have been satisfied, and shall have no duty to verify the satisfaction of the foregoing conditions.

5.
Counterparts. This Amendment may be executed in any number of counterparts, by electronic or other means, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same agreement.

6.
Governing Law. This Amendment shall be governed exclusively by and construed in accordance with the laws of the State of New York. Each of the Company and Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment, the Indenture, the Notes, or the transactions contemplated hereby.

7.
The Trustee. The recitals contained herein, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Amendment. In the performance of its obligations hereunder, the Trustee shall be provided with all rights, benefits, protections, indemnities and immunities afforded to it pursuant to the Indenture.

[Signatures to follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

COMPANY:

FULL HOUSE RESORTS, INC.,
a Delaware corporation

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Senior Vice President, Chief Financial Officer and Treasurer

GUARANTORS:

FULL HOUSE SUBSIDIARY, INC.,
a Delaware corporation

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Vice President and Treasurer

FULL HOUSE SUBSIDIARY II, INC.,
a Nevada corporation

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Vice President and Treasurer

STOCKMAN’S CASINO,
a Nevada corporation

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Vice President and Treasurer

GAMING ENTERTAINMENT (INDIANA) LLC,
a Nevada limited liability company

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Vice President and Treasurer

GAMING ENTERTAINMENT (NEVADA) LLC,
a Nevada limited liability company

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Manager

SILVER SLIPPER CASINO VENTURE LLC,
a Delaware limited liability company

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Treasurer

GAMING ENTERTAINMENT (KENTUCKY) LLC,
a Nevada limited liability company

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Vice President and Treasurer

RICHARD & LOUISE JOHNSON, LLC,
a Kentucky limited liability company

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Treasurer

FHR-COLORADO LLC,
a Nevada limited liability company

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Vice President and Treasurer

FHR-ATLAS LLC,
a Nevada limited liability company

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Treasurer

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:	/s/ Quinton M. DePompolo
Name: Quinton M. DePompolo
Title: Banking Officer

COLLATERAL AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:	/s/ Quinton M. DePompolo
Name: Quinton M. DePompolo
Title: Banking Officer